UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

ANTRIABIO, INC.
(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

1450 Infinite Drive
Louisville, CO 80027
 (Address of principal executive offices)

(303) 222-2128
 (Company's telephone number)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers:  Compensatory Arrangements of Certain Officers.

On June 24, 2015, the Board of Directors (the “Board”) of AntriaBio, Inc. (the “Company”) appointed David F. Welch, Ph.D. to the Board.  Dr. Welch is both an experienced entrepreneur and scientist with extensive experience in building successful company’s based on disruptive technologies.  Notably, Dr. Welch is currently the President and co-founder of Infinera Corporation.  Prior to Infinera Corporation, Dr. Welch served in various executive roles with SDL Inc., including Chief Technology Officer and Vice President of Corporate Development.

The Company has not entered into any agreement, arrangement, or understanding with Dr. Welch regarding his appointment to the Company’s Board.

Dr. Welch is not related by blood or marriage to any of the Company’s directors or executive officers or any persons nominated by the Company to become directors or executive officers.   On 1/15/14, 3/31/14, 12/31/14 and 4/6/15, LRFA, LLC, a limited liability company in which by Dr. Welch serves as president and beneficial owner invested an aggregate $3,200,000 in the Company in connection with a series of private placement financings conducted by the Company during that time.

Item 7.01. Regulation FD Disclosure.

On June 29, 2015, the Company issued the press release attached hereto as Exhibit 99.1 announcing the appointment of Dr. Welch to the Board.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.  Financial Statements and Exhibits

EXHIBIT	DESCRIPTION
99.1	Press Release, dated June 29, 2015*

* The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTRIABIO, INC.

DATE: June 29, 2015	By:	/s/ Morgan Fields
Morgan Fields Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press Release, dated June 29, 2015*

* The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.